                                                                      EXHIBIT 16


March 13, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen,

We have read Item 4 (a) of Form 8-K dated March 14, 2003 of Sheffield Pharmaceuticals, Inc. and are in agreement with the statements contained in paragraphs (i) - (iv) of Item 4 (a) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                            /s/  Ernst & Young LLP